Mobility Global Financial Data - FY2025 This file contains downloadable content that is derived from information contained in our quarterly earnings releases and periodic reports and other filings with the Securities and Exchange Commission which can be found on Mobility Global’s Investor Relations site at https://ir.mobilityglobal.com/. Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to Mobility Global or other comparable measures calculated and reported in accordance with GAAP. These measures are presented here to provide additional useful measurements to review the Company’s operations, provide transparency to investors and enable period-to-period comparability of financial performance. The Company’s chief operating decision maker uses these measures to assess the ongoing performance of the Company and its segments, as well as for business and enterprise planning purposes. A description of other non-GAAP financial measures that Mobility Global uses to evaluate its operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in Exhibit 5 of Mobility Global’s earnings press release, which is also available on Mobility Global’s website at https://investors.mobilityglobal.com. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company’s results calculated in accordance with GAAP.

GAAP Income Statement and Non GAAP Reconciliations (EBITDA)

$ Millions

	Q1	Q2	Q3	Q4	2025
Revenue	420	439	445	446	1,750
Expenses					
Operating -related expenses	127	132	129	128	516
Selling and general expenses	131	134	135	185	585
Depreciation and amortization	78	77	77	78	310
Total expenses	336	343	341	391	1,411
Operating profit	84	96	104	55	339
Interest expenses, net	3	4	4	2	13
Income before income taxes	81	92	100	53	326
Provision for income taxes	23	27	29	27	106
Net income	58	65	71	26	220
Interest and other, net	3	4	4	2	13
Provision for income taxes	23	27	29	27	106
Depreciation and amortization	78	77	77	78	310
Stock-based compensation	5	4	7	6	22
Transaction costs	-	2	3	16	21
Employee severance charges	1	7	6	6	20
Legal settlement recovery			(3)	-	(3)
Other	1	2	(3)	2	2
Adjusted EBITDA	169	188	191	163	711

Note: Amounts above may not tie to amounts included in public filings due primarily to rounding. Pre-separation quarterly information, including Q3 and Q4 2025, is unaudited and preliminary, and reflects the unaudited carve-out financials of the Mobility business as reported by S&P global Inc. Accordingly, these numbers are not prepared on a consistent basis and may not be comparable period over period, and the amounts ultimately reported may differ.

Non-GAAP Reconciliations (EBITDA, EBITDA Margin)

$ Millions	Q1				Q2				Q3				Q4				2025			
	CARFAX	B2B	Corporate	Total	CARFAX	B2B	Corporate	Total	CARFAX	B2B	Corporate	Total	CARFAX	B2B	Corporate	Total	CARFAX	B2B	Corporate	Total
Revenue	275	145	-	420	289	150	-	439	291	154	-	445	287	159	-	446	1,142	608	-	1,750
Subscription	225	118	-	343	234	124	-	358	235	127	-	362	233	130	-	363	927	499	-	1,426
Non-subscription	50	27	-	77	55	26	-	81	56	27	-	83	54	29	-	83	215	109	-	324
Total expenses	198	131	7	336	200	134	9	343	199	131	11	341	223	150	18	391	820	546	45	1,411
Operating profit	77	14	(7)	84	89	16	(9)	96	92	23	(11)	104	64	9	(18)	55	322	62	(45)	339
Depreciation and amortization	50	28	-	78	50	27	-	77	50	27	-	77	48	30	-	78	198	112	-	310
Stock-based compensation	3	2	-	5	2	2	-	4	4	3	-	7	4	2	-	6	13	9	-	22
Transaction costs	-	-	-	-	-	-	2	2	-	3		3	-	6	10	16	-	9	12	21
Employee severance charges	-	-	1	1	1	4	2	7	-	6	-	6	1	3	2	6	2	13	5	20
Legal settlement recovery	-	-	-	-	-	-	-	-	-	(3)	-	(3)	-	-	-	-	-	(3)	-	(3)
Other	-	-	1	1	-	-	2	2	-	(4)	1	(3)	1	(1)	2	2	1	(5)	6	2
Adjusted EBITDA	130	44	(5)	169	142	49	(3)	188	146	55	(10)	191	118	49	(4)	163	536	197	(22)	711
Adjusted EBITDA margin	***47.3%***	***30.3%***	N/M	***40.2%***	***49.1%***	***32.7%***	N/M	***42.8%***	***50.2%***	***35.6%***	N/M	***42.9%***	***41.1%***	***30.9%***	N/M	***36.6%***	***46.9%***	***32.4%***	N/M	***40.6%***

Note: Amounts above may not tie to amounts included in public filings due primarily to rounding. Pre-separation quarterly information, including Q3 and Q4 2025, is unaudited and preliminary, and reflects the unaudited carve-out financials of the Mobility business as reported by S&P global Inc. Accordingly, these numbers are not prepared on a consistent basis and may not be comparable period over period, and the amounts ultimately reported may differ.